P R E S S  R E L E A S E
- -For Immediate Release-                                           Exhibit 99.1


                         SECURITY CAPITAL PACIFIC TRUST
                                   ANNOUNCES
                        14.3% INCREASE IN SECOND QUARTER
                     FUNDS FROM OPERATIONS PER COMMON SHARE


     July 23, 1996 -- Security Capital Pacific Trust (New York Stock Exchange
Symbol: PTR) reported that for the second quarter ended June 30, 1996, PTR generated Funds From Operations attributable to common shares (FFO) of $28,667,000 or $0.40 per common share, compared to $24,909,000 or $0.35 per common share for the same quarter of 1995, representing an increase in FFO per share of 14.3%. Total revenues for the second quarter of 1996 were $79,943,000, compared to $66,438,000 for the same quarter of 1995.

     R. Scot Sellers, Managing Director for Investments, attributed the quarter's strong performance to the continued success of PTR's moderate income development program, the strength of PTR's markets and improved operating
efficiencies at the property level.   During the second quarter, $211.5 million
of development properties leased up at an average rate of 51 units per month compared to the budgeted rate of 27 units per month, contributing significantly to PTR's performance. "Demand for our moderate income product continues to be very strong in our markets across the board," Mr. Sellers said.

     Patrick R. Whelan, Managing Director for Operations, said that PTR's multifamily properties which were fully operational throughout both periods realized a 3.09% increase in collected revenues in the second quarter, compared to the same period in 1995. Average occupancy for these properties during the second quarter was 94.6%. For the first six months of 1996, PTR's fully operating properties realized an increase in net operating income (NOI) of 4.39%, compared to the same period in 1995. The increase in NOI reflects a 2.96% increase in collections and a 0.89% increase in operating expenses through June 30, 1996, compared to the same six-month period in 1995.

     PTR continues to take advantage of attractive investment opportunities in selected California markets that have strong prospects for long-term growth. As of July 23, 1996, PTR has completed the acquisition of $214.0 million of existing California assets, representing a total of 3,967 units, and has an additional 1,700 units, representing a total expected investment of $154.4 million, under contract or in the final states of due diligence. Mr. Sellers said, "The capital we have deployed in California during the last seven months represents a significant growth opportunity for PTR in the coming years. In most California markets, new supply will be limited because current rents do not justify new construction and there is significant opposition to new multifamily development. These constraints on new supply combined with increasing levels of demand generated by the recovering California economy should result in strong NOI growth at existing properties."

     PTR continued to implement its asset optimization strategy during the quarter. Year to date through July 23, 1996, PTR has completed the disposition of seven multifamily properties and one industrial building with an aggregate gain of $13.8 million on proceeds of $103.2 million. The proceeds have been redeployed into moderate income communities primarily in California markets. Asset optimization is expected to continue to be an important funding source for future investments, consistent with PTR's current plan not to return to the common equity markets. Mr. Sellers said PTR now anticipates the disposition of $175 million to $200 million in properties during 1996, a significant increase over the initial target of $100 million to $125 million for the year.

     PTR remains focused on the moderate income segment of the multifamily market. During the second quarter, PTR commenced construction on 2,090 multifamily units with a total expected investment of $125.5 million, of which $78.2 million will be moderate income product. As of June 30, 1996, PTR had 6,943 units under construction, representing a total expected investment of $389.6 million. During the quarter, 1,323 units, representing an investment of $67.4 million, achieved stabilization.

     Mr. Sellers said the proxy statement relating to the proposed spin-off of Homestead Village(R) properties is under review by the Securities and Exchange Commission (SEC). On May 21, 1996, PTR's Board of Trustees approved the spin-off of PTR's Homestead Village assets to a newly formed company, Homestead Village Properties Incorporated (Homestead). As part of the transaction, PTR common shareholders will receive Homestead common stock and warrants to acquire additional shares of Homestead common stock, and PTR will receive convertible mortgage notes. PTR and its shareholders will own 63.21% of Homestead, which assumes conversion of the warrants and the convertible mortgages upon full funding. The transaction requires PTR shareholder approval, and a vote will be scheduled following completion of the SEC's review of the transaction. As of June 30, 1996, PTR had 26 operating Homestead Village properties and 28 under construction or in planning, representing a total expected investment of $282.7 million.

     PTR also reported that today its Board of Trustees declared a regular dividend of $0.31 per common share, payable on August 15, 1996, to shareholders of record on August 5, 1996. This is PTR's 82nd consecutive common share dividend payment to shareholders. On an annualized basis, this represents a dividend of $1.24 per common share, which is a 7.83% increase over the 1995 dividend level. On June 28, 1996, PTR paid quarterly dividends of $0.4375 per cumulative convertible Series A preferred share and $0.5625 per cumulative redeemable Series B preferred share to preferred shareholders of record on June 14, 1996.

     PTR is the preeminent real estate operating company focusing on the development, acquisition, operation and long-term ownership of multifamily properties in the growing markets of the western United States. PTR's primary objective is generating long-term, sustainable growth in per share cash flow. As of June 30, 1996, PTR's portfolio included 44,575 operating multifamily units, 6,943 units under construction and an estimated 8,218 units in planning. In addition, PTR owns land for future development of an expected 4,093 additional units.

FOR MORE INFORMATION CONTACT:           K. Scott Canon
                                        (800) 982-9293
                                              or
                                        Gerard de Gunzburg
                                        (212) 838-9292

                         Security Capital Pacific Trust
                  Unaudited Financial Results:  June 30, 1996
                     (In thousands, except per share data)



                                                For the three months ended    For the six months ended
                                                         June 30,                     June 30,
                                                ---------------------------  ---------------------------
                                                     1996           1995          1996          1995
                                                ------------   ------------  ------------    -----------

Revenues:
   Rental income                                    $ 79,491       $ 65,719     $ 155,300      $ 119,236
   Interest income                                       452            719           999          1,274
                                                     -------        -------      --------       --------
                                                      79,943         66,438       156,299        120,510
                                                     -------        -------      --------       --------

Expenses:
  Rental expenses                                     25,199         20,309        48,393         37,251
  Real estates taxes                                   6,256          5,624        13,359         10,364
  Depreciation                                        10,624          9,126        21,242         16,550
  Interest                                             7,257          5,123        13,777         11,129
  General and administrative, including
    REIT management                                    5,954          5,377        11,785          9,548
  Provision for possible loss on investments              --             --            --            120
  Other                                                  191             73           361            202
                                                     -------        -------      --------       --------
                                                      55,481         45,632       108,917         85,164
                                                     -------        -------      --------       --------

Earnings from operations                              24,462         20,806        47,382         35,346
Gain on sale of investments                            5,160             --         8,083             --
                                                     -------        -------      --------       --------
Net earnings before extraordinary item                29,622         20,806        55,465         35,346
Less extraordinary item-loss on early
  extinguishment of debt                                 870             --           870             --
                                                     -------        -------      --------       --------
Net earnings                                          28,752         20,806        54,595         35,346
Less preferred share dividends                         6,386          5,023        12,774          9,048
                                                     -------        -------      --------       --------
  Net earnings attributable to common
    shares                                          $ 22,366       $ 15,783     $  41,821      $  26,298
                                                     =======        =======      ========       ========

Weighted average common shares
  outstanding                                         72,223         72,027        72,217         61,812
                                                     =======        =======      ========       ========

Per common share amounts:
  Net earnings attributable to common
    shares                                          $   0.31       $   0.22     $    0.58      $    0.43
                                                     =======        =======      ========       ========
Distributions paid                                  $   0.31       $ 0.2875     $    0.62      $  0.5750
                                                     =======        =======      ========       ========

Earnings before interest, taxes,
  depreciation and amortization (EBITDA)            $ 46,633       $ 35,055     $  89,614      $  63,025
                                                     =======        =======      ========       ========

Reconciliation of Funds From Operations:

Net earnings attributable to common shares          $ 22,366       $ 15,783     $  41,821      $  26,298

Gain on sale of investments, net                      (5,160)             -        (8,083)             -

Depreciation                                          10,624          9,126        21,242         16,550

Provision for possible loss on investments                 -              -             -            120

                                            For the three months ended          For the six months ended
                                                     June 30,                           June 30,
                                            --------------------------        ----------------------------
                                              1996             1995             1996               1995
                                            ---------        ---------        ---------         ----------
Extraordinary item-loss on early
 extinguishment of debt                           870                -             870                  -

Amortization of early extinguishment
 of debt costs                                    (33)               -             (33)                 -
                                            ---------        ---------        --------         ----------
         Funds from operations
          attributable to common shares     $  28,667        $  24,909        $ 55,817         $   42,968
                                            =========        =========        ========         ==========

Per common share amounts:
       Funds from operations
        attributable to common shares       $    0.40        $    0.35        $   0.77         $     0.70
                                            =========        =========        ========         ==========

                        Security Capital Pacific Trust
                  Unaudited Financial Results:  June 30, 1996
                                Balance Sheets
                       (In thousands, except share data)

                                                                                          June 30
                                                                                ---------------------------       December 31
  ASSETS                                                                            1996           1995               1995
  ------                                                                        -------------   -----------      --------------
  Real Estate                                                                   $ 2,069,873     $ 1,690,564         $ 1,855,866
  Less accumulated depreciation                                                      97,820          62,649              81,979
                                                                                -----------     -----------         -----------
  Mortgage notes receivable                                                       1,972,053       1,627,915           1,773,887
          Total Investments                                                          14,696          17,903              15,844
                                                                                -----------     -----------         -----------
  Cash and cash equivalents                                                       1,986,749       1,645,818           1,789,731
  Accounts receivable                                                                 4,376          35,667              26,919
  Other assets                                                                        3,473           2,709               3,318
           Total assets                                                              22,318          16,442              21,031
                                                                                -----------     -----------         -----------
                                                                                $ 2,016,916     $ 1,700,636         $ 1,840,999
                                                                                ===========     ===========         ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
- ------------------------------------

  Liabilities
  -----------

   Line of credit                                                               $   179,250     $        -          $   129,000
   Long term debt                                                                   350,000         200,000             200,000
   Mortgages payable                                                                131,180         152,007             158,054
   Dividends payable                                                                    -                -               22,437
   Accounts payable                                                                  28,014          14,673              21,040
   Accrued expenses and
    other liabilities                                                                33,311          30,343              34,800
                                                                                -----------     -----------         -----------

         Total liabilities                                                          721,755         397,023             565,331
                                                                                -----------     -----------         -----------

 Shareholders' equity:

  Series A Cumulative Convertible Preferred shares                                  226,275         230,000             230,000
  Series B Cumulative Redeemable Perpetual Preferred shares                         105,000         105,000             105,000
  Common shares, $1 par value                                                        72,557          72,376              72,376
  Additional paid-in capital                                                        956,223         952,848             952,679
  Dividends in excess of net earnings                                               (62,956)        (54,675)            (82,450)
  Treasury shares at cost                                                            (1,938)         (1,936)             (1,937)
                                                                                -----------     -----------         -----------
         Total shareholders' equity:                                              1,295,161       1,303,613           1,275,668
                                                                                -----------     -----------         -----------
         Total liabilities and shareholders' equity                             $ 2,016,916     $ 1,700,636         $ 1,840,999
                                                                                ===========     ===========         ===========


 SHARE DATA
 ----------

 Weighted Average Common Shares                                                      72,217          61,812              67,052
                                                                                ===========     ===========         ===========
 Total Common Shares Outstanding                                                     72,392          72,211              72,211
                                                                                ===========     ===========         ===========

                        Security Capital Pacific Trust
                  Unaudited Financial Results: June 30, 1996
            Same Store Operating Analysis (garden apartments only)

Quarter Ended June 30, 1996

Fully Operating Properties on April 1, 1995
- -------------------------------------------
Properties                                                      115
Units                                                         33,470
Total Investment on 6/30/96 (in thousands)                  $1,280,050
Percent of Total Operating Properties on 6/30/96               77.00%


Collections Growth                                         2Q96 vs. 2Q95
                                                           -------------
                                                                3.09%


Average Occupancy                                               2Q96                         2Q95
                                                             --------                      --------
                                                               94.57%                        93.53%



Year-To-Date for the Six Months Ended June 30, 1996

Fully Operating Properties on January 1, 1995
- ---------------------------------------------

Properties                                                      109
Units                                                         32,093
Total Investment as of 6/30/96 (in thousands)               $1,221,366
Percent of Total Operating Properties on 6/30/96               74.00%

                                                        1996 YTD vs. 1995 YTD
                                                        ---------------------
Collections Growth                                              2.96%
Expense Growth                                                  0.89%
NOI Growth                                                      4.39%

                                                              1996 YTD                      1995 YTD
                                                              --------                     ---------
Average Occupancy                                              94.80%                        93.86%
Operating Expense Ratio                                        40.04%                        40.87%
Turnover Ratio                                                 65.47%                        73.35%
Recurring Capital Expenditures Per Unit                         $103                           $47

Definitions
- -----------

Same Store Property Analysis provides a year-to-year comparison of the performance of garden apartment properties which were fully operational during the entire quarter and year to date periods being compared.

Fully Operating Properties on January 1, 1995: All operating garden apartment properties (including stabilized and pre-stabilized properties) that were fully operational during the entire first six months of 1995 and the entire first six months of 1996.

Fully Operating Properties on April 1, 1995: All operating garden apartment properties (including stabilized and pre-stabilized properties) that were fully operational during the entire second quarter of 1995 and the entire second quarter of 1996.

Collections: Actual rent and other income collected, net of vacancies, bad debt and concessions.

Total Expenses: Includes core operating expenses, make-ready expenses and real estate taxes.

Recurring Capital Expenditures: Excludes rehabilitation and revenue generating capital expenditures.

                        Security Capital Pacific Trust
                  Unaudited Financial Results: June 30, 1996
                              Investments Summary
                  (In thousands, except properties and units)

Year-To-Date for the Six Months Ended June 30, 1996         No. of     No. of       Expected
                                                        Properties      Units     Investment
                                                        ----------      -----     ----------
Operating Properties on 6/30/96                                163     44,575     $1,764,526

Properties in Development:
  Under Construction on 6/30/96:
    Garden Style                                                17      5,840        344,565
    Homestead                                                    8      1,103         45,071
                                                             -----     ------     ----------
      Total properties Under Construction                       25      6,943        389,636
                                                             -----     ------     ----------
  In Planning on 6/30/96:
    Garden Style                                                21      5,465        335,726
    Homestead                                                   20      2,753        128,908
                                                             -----     ------     ----------
      Total properties in Development                           41      8,218        464,634
                                                             -----     ------     ----------
                                                                66     15,161        854,270
                                                             -----     ------     ----------

Total Properties on 6/30/96                                    229     59,736     $2,618,796
                                                             =====     ======     ==========

Other Development Information
  Total Achieving Stabilization During 1996 YTD                  7      1,460        $71,438
  Total 1996 YTD Starts                                         10      2,555       $150,954
  In Lease-Up on 6/30/96                                        11      3,186       $175,075

1996 YTD Operating Property Acquisitions                         7      2,637       $127,500
1996 YTD Dispositions (1)                                        7      1,852        $87,650

Quarter Ended June 30, 1996

Other Development Information
  Total Properties Achieving Stabilization During 2Q96           6      1,323        $67,381
  Total 2Q96                                                     8      2,090       $125,537

2Q96 Operating Property Acquisitions                             5      1,822        $96,172
2Q96 Dispositions (1)                                            3        848        $47,910

Definitions
- -----------

Investments: Investment numbers indicate total expected investment. For operating properties, this equals the total investment to date plus additional capital expenditures planned for the current year. For development properties, this equals the total expected investment at completion.

Development Properties Under Construction: Properties on which construction has commenced, but prior to the completion and acceptance of the last units.

Development Properties In Planning: Land owned or under control on which construction is planned to commence within 12 months.

Development Properties Reaching Stabilization: Completed development properties achieving 93% occupancy at stabilized rental rates. Properties which have been fully operating for 12 months (18 months for large properties) after completion are automatically considered stabilized.

Development Properties in Lease-Up: Development properties from the time when the first units are delivered and available for lease, through the remainder of the construction process, until reaching stabilization.

Dispositions: Expected Investment column represents the aggregate sales prices of the properties sold.